                                                                 EXHIBIT 10.19


                                         No. - 562 of the Roll of Deeds for 1994
                                         ---------------------------------------


                    Recorded September 7th -seventh-, 1994


                        at Munich, Brienner StraBe 25.



                       Before me, the undersigned Notary


                             Dr. Hans Wolfsteiner


                            with offices in Munich



  appeared today:


  1. Attorney-at-law (Rechtsanwaltin) Dr. Petra Wibbe, having her business address at Ludwig-Ganghofer-StraBe 6, 82031 Grunwald, personally known to the notary.

  2. Attorney-at-law (Rechtsanwalt) Dr. Markus Fisseler, having his business address at Taunusanlage 11, 60329 Frankfurt am Main, personally known to the notary;

  The deponents requested to have this deed partly notarized in the English language. The notary who speaks English fluently ascertained that the deponents were in command of the English language so as to understand the transaction contemplated by this deed. Having been advised of their rights by the notary, the deponents waived their rights to the presence of a sworn interpreter and a certified translation of this deed.

  The deponent at 1. declared in the following not only to act in his own name but also as attorney-in-fact without representative authority in the name of each of the natural and juristic persons set out in Enclosure A to this deed
                                                      -----------
  (hereinafter collectively being referred to as the "German Shareholders" ) .

  The deponent at 2. declared in the following not to act in his own name but as attorney-in-fact without representative authority in the name of each of the companies set out in Enclosure B to this deed (hereinafter collectively being
                       --------- -
  referred to as the "Alco Companies").

  The deponents declared that they excluded any personal liability as representatives.

  The deponents declared, on behalf of the parties represented by them, that they wished to finally resolve all arrangements among the parties with respect to a joint-venture (the "Joint Venture") entered into on October 5, 1992 in connection with the acquisition of, effectively, approximately 49.9% of the share capital of IMM Burotechnik Handel GmbH, Grunwald (formerly: IMM Industrie Beteiligungs GmbH) and its wholly-owned subsidiary, IMM Office Systems Holding GmbH, Munich, by indirect subsidiaries of Alco Standard Corporation.


                                      I.

                                     OPOG

  Acting as heretofore mentioned, the deponents then entered into the

                         SHARE PURCHASE AGREEMENT/OPOG
                         -----------------------------

  attached hereto as Exhibit I.
                     ---------

  After the conclusion of the aforementioned Share Purchase Agreement/OPOG the deponent at 1. declared upon the respective question of the notary that the assets of the company do not include domestic real estate. The notary advised the deponents that the acquisition of all shares in a company whose assets include domestic real estate is subject to German real estate acquisition tax.


                                      II.

                                    ESKOFOT

  Acting as heretofore mentioned, the deponents then entered into the

                        SHARE PURCHASE AGREEMENT/ESKOFOT
                        --------------------------------

  attached hereto as Exhibit II.
                     ----------

  The notary advised the deponents that he was not familiar with the provisions of Danish law, and that he was unable to accept any liability with regard to the validity and the enforceability of the Share Purchase Agreement/ESKOFOT. The deponents accepted this disclaimer.


                                      III.

                                      STR

  Acting as heretofore mentioned, the deponents then entered into the

                          SHARE PURCHASE AGREEMENT/STR
                          ----------------------------

  attached hereto as Exhibit III.
                     -----------

  The notary advised the deponents that he was unfamiliar with French law, and that he could accept no liability with regard to the validity and the enforceability of the Share Purchase Agreement/STR. The deponents accepted this disclaimer.

  The persons set out in Enclosure C are the sole shareholders of IMM
                         -----------
  Burotechnik Handel GmbH, Grunwald, registered with the Commercial Register of the Lower Court of Munich under HRB 86090. The shareholders hereby authorize the management of IMM Office Systems Holding GmbH Munich ("IMMOS"), a wholly-owned subsidiary of IMM Burotechnik Handel GmbH, to arrange for the withdrawal of IMMOS from the Conseil d'Administration of IMM Office Systems France S.A.


                                      IV.

                                 PRESS RELEASE

  Acting as hertofore mentioned the deponents then declared:

  The parties shall mutually agree on a press release/press releases.


                                      V.

                        NON-COMPETE; INFORMATION RIGHTS

  Acting as hertofore mentioned the deponents then declared:

  The parties represented by us will not compete with each other in the distribution, trading, leasing or servicing of copiers and fax machines, from the date hereof through December 31, 1995 through a fixed local establishment,

       (i) on the part of Alco Standard Corporation: in European countries in which IMM Burotechnik Handel GmbH, Grunwald, and/or IMM Office Systems Holding GmbH, Munich, and/or subsidiaries operate (excluding, however, Denmark and France) except that the Erskine House operations of Alco Standard Corporation in Germany may continue and grow provided that they are not increased by acquisitions;

       (ii) on the part of the German Shareholders, acting personally or through the Company, IMM Burotechnik Handel GmbH or IMM Office Systems Holding GmbH: in European countries in which Alco Standard Corporation and/or subsidiaries operate (namely the UK, Denmark and France).

  Further, the parties will, for the time period set forth above, refrain from soliciting, and accepting employment, of persons presently employed by the relevant other parties (unless the prior consent of the other parties is granted), unless such persons have already been hired on the date hereof.

  The parties represented by us will cause their subsidiaries and affiliates to observe the restrictions and undertakings set forth herein as if such restrictions were agreed to by them, and hereby guarantee their performance by way of independent contractual promise.

  The parties represented by us will inform each other, and give full account, on any tax relevant matters relating to their participations sold pursuant this deed, and the subsidiaries of the companies in which participations are being sold, in particular, they shall be obliged to each other to provide all information required by the fiscal authorities on participations and subsidiaries in any Foreign Corporation Questionnaire (Form 5471) or similar reporting package.


                                      VI.

                                    RELEASE


  Acting as heretofore mentioned the deponents then declared:

  The parties represented by us hereby waive, and release each other from, all rights and obligations pursuant to or in connection with the joint-venture concluded on October 5, 1992, in particular all Transaction Documents (as defined in the following deed) set out in notarial deed no. 1-1226/1992 of notary Dr. Hans Wolfsteiner, Munich (including but not limited to the Share Purchase and Transfer Agreement, the Agreement among Shareholders, the Funding Facility and the Put-and-Call Option Agreement) and/or from their conduct as shareholders of IMM Burotechnik Handel GmbH, Grunwald or IMM Office Systems Holding GmbH, Munich or other arrangements in connection therewith including the services provided by IMM Industrie-Management Munchen GmbH, for whatever factual or legal reasons or whether or not known or to be known, such waiver and release to be as broad as possible in order to resolve and prevent any present and future disputes between the parties, except for disputes, if any, arising from this Agreement.

  Prior to the execution of this deed the former partners to the Joint Venture, Bankers Trust GmbH of Frankfurt am Main, and Gesellschaft fur Direktbeteiligungen mbH of Hameln have transferred their shares in IMM Burotechnik Handel GmbH, Grunwald, and all other rights and obligations in connection with the Joint Venture, to BUKOR, Hameln; the latter hereby agrees to indemnify the other partners to the Joint Venture against all claims (and reasonable costs in connection with claims) Bankers Trust GmbH, and Gesellschaft fur Direktbeteiligungen mbH may raise against other Joint Venture partners. Further, prior to the execution of this deed, the former partners to the Joint Venture, Mr. Arthur Haug of Munich and Deutsche Beteiligungs Gesellschaft mbH of Frankfurt am Main have transferred their shares in IMM Burotechnik Handel GmbH, and all other rights and obligations in connection with the Joint Venture, to TA Triumph-Adler Aktiengesellschaft of Nurnberg and agreed to waive and release the Alco Companies in accordance with the first paragraph of this Art. VI.; TA hereby agrees to indemnify the Alco Companies against all claims (and reasonable costs in connection with claims) Mr. Haug or Deutsche Beteiligungs Gesellschaft mbH may raise against the Alco Companies.

  Equally, the Alco Companies hereby waive and release the former partners to the Joint Venture pursuant to the first paragraph of this Art. VI and hereby declare that they have no claims whatsoever against the former partners to the Joint Venture, Mr. Haug, Deutsche Beteiligungs Gesellschaft mbH, Gesellschaft fur Direktbeteiligungen mbH and Bankers Trust

  GmbH, in connection with the Joint Venture (Contract for the benefit of a third party, Sec. 328 German Civil Code).
                               -----


                                      VII.

                               CHANGE OF ARTICLES

  Acting on behalf of the natural and the juristic persons set out in Enclosure C the deponents then declared:
  -----------

  The persons set out in Enclosure C, acting as the sole shareholders of IMM
                         -----------
  Burotechnik Handel GmbH, Grunwald, registered with the Commercial Register of the Lower Court of Munich under HRB 86090 hereby resolve the Shareholders' Resolution in German language set out in Enclosure D .
                                           -----------

  Further, the persons set out in Enclosure C have declared or hereby declare
                                  -----------
  their general consent to all future share transfers to TA and OPOG pursuant to Art. 10 (1) and waive their rights pursuant to 10 (2) with respect to such transfers of the Articles of Association of IMM Burotechnik Handel GmbH, Grunwald.

  The deponents instructed the notary to hand out the first certified copy (1. Ausfertigung) of the notarial deed relating to the above resolutions for the change of articles only upon his verification that this Deed has become effective in accordance with its terms.


                                     VIII.

                                    CLOSING

  Acting as hertofore mentioned the deponents then declared:

  The closing (hereinafter being referred to as the "Closing") shall take place on Sept. 19th, 1994 or on any other day mutually agreed in the City of New York at the offices of the law firm Bruckhaus Westrick Stegemann, 767 Fifth Avenue, 43rd Floor, GM Building, New York, NY 10153, USA. At the Closing,

       (i) the deponents, persons designated in notarized declarations by the deponents, or the persons represented by the deponents shall issue approval letters substantially in the form set out in Enclosure E
                                                                   -----------
             (German Shareholders) and Enclosure F (Alco Companies) (hereinafter
                                       -----------
             being referred to as the "Approval Letters");

       (ii) the deponents, persons designated in notarized declarations by the deponents, or the persons represented by the deponents shall hand over certified cheques (including also bank cheques) for the relevant amounts of the purchase prices payable hereunder by TA and AOP, Inc. respectively;

       (iii) the deponents, persons designated in notarized declarations by the deponents or the persons represented by the deponents shall hand over to the relevant other side the resignation letters provided for by Article V 3 of the Share Purchase Agreement/OPOG, Article
             V.2 of the Share Purchase Agreement/ESKOFOT and Article V.3 of the Share Purchase Agreement/STR;

       (iv) the deponent at 2, persons designated in notarized declarations by the deponent at 2, or Office Products, Inc., Office Group, Inc. shall hand over to the deponent at 1, persons designated in notarized declarations by the deponent at 1 or TA Triumph Adler Aktiengesellschaft declarations by Messrs. Fisseler and Rohrer pursuant to Article 5.4 of the Share Purchase Agreement/ OPOG;


       (v) the deponent at 2, persons designated in notarized declarations by the deponent at 2, or IMM

             Office Systems Holding GmbH shall hand over to the deponent at 1, persons designated in notarized declarations by the deponent at 1, or AOP Inc. an ordre de mouvement as well as a declaration by the board of directors of IMM Office Systems France S.A., all in accordance with Article 5.2 of the Share Purchase Agreement/STR;

       (vi) Office Products, Inc. and Office Group, Inc. shall pass a resolution by which Mr. Scheiter is being appointed as managing director with sole signing power of Office Products Office Group Industrie Beteiligungs GmbH substantially in the form set out in Enclosure G;
             -----------

       (vii) the deponents, persons designated in notarized declarations by the deponents, or the shareholders of IMM Burotechnik Handel GmbH shall provide resolutions approving the sale of IMM Office Systems Denmark A/S, and IMM Office Systems France S.A., substantially in the form set out in Enclosure H;
                                 -----------

      (viii) the deponent at 1., persons designated in notarized declarations by the deponent at 1. or IMM Office Systems Holding GmbH shall hand over to the deponent at 2, persons designated by the deponent at 2 or AOP, Inc. the share certificate(s) of IMM Office Systems Denmark A/S.

  This Deed shall become valid only upon the notary receiving (first by fax, to be followed by courier mail) the Approval Letters, properly issued by the deponents, the persons designated in notarized declarations by the deponents, or the persons represented by the deponents. The receipt by the notary of the faxed Approval Letters, duly signed and notarized but not necessarily legalized shall be decisive. The signatures under the originals of the Approval Letters shall be notarized. Ms. Petra Wibbe shall be responsible for the mailing of the originals of the Approval Letters to the notary. The authority of the persons who sign the Approval Letters shall be evidenced,

  (i) in the case of principals who are juristic persons resident in Europe, by certified excerpts from the relevant commercial registers or certificates of representation or notarized applications to the relevant commercial registers, and a chain of notarized powers/declarations of designation and, where necessary, the documents legalizing the notarisations,

  (ii) in the case of principals who are natural persons, by a chain of notarized powers of attorney/declarations of designation and, where necessary, the documents legalizing the notarisations, and

  (iii) in the case of principals who are juristic persons resident in the US, by Certificates of Incorporation, Secretary's Certificates of the relevant company secretaries, and a chain of notarized powers of attorney/declarations of designations and, where necessary, the documents legalizing the notarisations.

  The deponent at 1. presented or will present for deposit to the notary written and notarized powers of attorney of the German Shareholders, and excerpts from the Commercial Registers or certificates of representation or notarized applications to the relevant commercial registers regarding the juristic persons represented by him. He asked the notary to verify and certify, upon receipt, the authority of the person who executed the Approval Letter on behalf of the German Shareholders by an inspection of the relevant documentation.

  He asked the notary to attach certified copies of such documentation to this deed.


  The deponent at 2. presented for deposit to the notary written and notarized powers of attorney of the Alco Companies, which were accompanied, in the case of the US resident companies represented by him, by Secretary's Certificates of the relevant company secretaries and an excerpt from the Commercial Register regarding Office Products-Office Group Industrie Beteiligungs GmbH. He asked the notary to verify and certify, upon receipt, the authority of the person who executed the Approval Letter on behalf of the Alco Companies by an inspection of the relevant documentation. He asked the notary to attach certified copies of such documentation to this deed.

  The deponents asked the notary to attach to this deed certified copies of the Approval Letters together with his certificate, that the persons who signed the Approval Letters were duly authorized in accordance with the terms of this agreement.

  The notary advised the deponents that he was unfamiliar with the rules of representation regarding foreign companies, and that to this extent he could accept no liability in connection with a possible lack of authority. The deponents accepted this disclaimer.

                                      IX.
                                     COSTS


  The german notarial fees up to an amount of DM 30,000.-- dreiBigtausend + VAT shall be borne by Alco Standard Corporation. The other transaction costs and taxes in connection with the Share Purchase Agreement/ESCFOT and /STR shall be borne by AOP, Inc.

  The banking fees in connection with payments pursuant to this deed shall be born by Alco Standard Corporation. The travelling expenses for one representative of the persons set out in Enclosure A to attend the Closing in New York shall be born by Alco Standard Corporation.

  The costs of the Federal Cartel Office, if any, shall be borne by TA Triumph Adler Aktiengesellschaft.

  In all other respects, the costs of the advisers to the parties shall be born by the relevant parties.


                                       X.

                           LAW; VENUE; MISCELLANEOUS


  This Agreement shall exclusively be governed by the laws of the Federal Republic of Germany.


  In the event of any dispute between the parties arising out of this agreement, the parties agree, to the extent permitted by law, on Frankfurt am Main as non-exclusive venue. In any event, the parties hereby exclude, waive and renounce the jurisdiction of any and all other courts outside of Germany in respect of any matters deriving from, or relating to, this agreement or its subject-matter (except that any award of a competent court may be executed or enforced also with the assistance of a court whose jurisdiction is excluded, waived or renounced pursuant to this sentence), unless the courts in Germany should have no jurisdiction over the defendant, in which case the relevant defendant may be sued before any court having jurisdiction.

  If any provision of the agreements and other arrangements contained in this deed should prove void or unenforceable, the remaining provisions shall remain unaffected. The void or unenforceable provision shall be replaced by a valid and enforceable provision which best meets the intentions of the parties. The same principle shall apply to the filling of gaps.

  The notary advised the deponents,

  - that in case of a divestiture of shares in a GmbH a party is being considered, as regards its relationship to the company, as the acquiror only if the acquisition has been notified to the company together with the submission of evidence of the transfer;

  - that the acquiror is bound with respect to the shareholder relationship by acts taken before such notification by the GmbH vis-a-vis the vendor or by the vendor vis-a-vis the GmbH;

  - that the acquiror is together with the vendor liable for contributions on the shares in a GmbH which are still outstanding at the time of such notification;

  - that changes to the Articles of Association of a GmbH become valid only upon the registration of such changes with the appropriate Commercial Register.


  The deponents asked the notary to notify the company of the acquisition of the shares in Office Products-Office Group Industrie Beteiligungs GmbH by the Purchaser by submitting a certified copy of this Deed to the company.

 The above protocol including the Enclosures A, B, C, D, E, F, G, H, and Exhibits I, II and III including the relevant Attachment thereto was read by the notary to the deponents, approved by them and then signed by them and the notary in their own hands:

                                    [SIGNATURES APPEAR HERE]

                                    [SIGNATURES APPEAR HERE]

                                    [SIGNATURES APPEAR HERE]

                                                                  Enclosure A
                                                                  -----------


  (b)   Alcyon S.A. Porrentruy of Porrentruy, Switzerland

  (c)   Andra von Fuchs of Grunwald

  (d)   Verena von Fuchs of Leoni/Starnberg

  (e)   Gerda Klonne of Furth

  (f)   Alexander von Fuchs of Leoni/Starnberg

  (g)   Dr. Raimund Konig of Grunwald

  (h) IBG Beteiligungsgesellschaft burgerlichen Rechts of Grunwald (Dr. Petra Wibbe; Dr. Markus Trauttmansdorff-Weinsberg; Dr. Dietmar Scheiter; Dr. Hans Albrecht; Dr. Thomas Buhler)

  (i)   Dr. Wolfgang Buhler of Furth

  (j) BUKOR Beteiligungs- und Beratungsgesellschaft mbH & Co. KG of Hameln ("BUKOR")

  (k)   TA Triumph Adler Aktiengesellschaft of Nurnberg

  (1)   IMM Burotechnik Handel GmbH of Grunwald

  (m)   IMM Office Systems Holding GmbH of Munich

  (n) Deutsche Beteiligungsgesellschaft mbH of Frankfurt am Main (only with respect to the amendments to the Articles of Association of IMM Burotechnik Handel) ("DBG")

  (o) Arthur Haug of Munich (only with respect to the amendments to the Articles of Association of IMM Burotechnik Handel)

                                                                  Enclosure B
                                                                  -----------


   (a)  Alco Standard Corporation, Valley Forge

   (b)  AOP, Inc., Wilmington

   (c)  Office Products, Inc., Wilmington

   (d)  Office Group, Inc., Wilmington

   (e)  Office Products-Office Group Industrie Beteiligungs GmbH,
        Munich

                                                                  Enclosure C
                                                                  -----------


   (a)  BUKOR GmbH & Co. KG, Hameln,
        shares of                                     DM  3.244.700,--

   (b)  Alcyon S.A. Porrentruy, Porrentruy
        shares of                                     DM  1.125.100,--

   (c)  Dr. Petra Wibbe, Dr. Markus Trauttmans-
        dorff-Weinsberg, Dr. Dietmar Scheiter,
        Dr. Hans Albrecht und Dr. Thomas Buhler,
        unter der Bezeichnung IBG Beteiligungsge-
        sellschaft burgerlichen Rechts, Grunwald
        shares of                                     DM  1.102.600,--

   (d)  Dr. Raimund Konig, Grunwald
        shares of                                     DM    562.600,--

   (e)  Dr. Wolfgang Buhler, Furth
        shares of                                     DM    490.600,--

   (f)  Verena von Fuchs, Leoni
        shares of                                     DM    434.800,--

   (g)  Andra von Fuchs, Grunwald
        shares of                                     DM    434.800,--

   (h)  Gerda Klonne, Furth
        shares of                                     DM    343.200,--

   (i)  Alexander von Fuchs, Leoni
        shares of                                     DM    227.400,--

   (j)  Dr. Petra Wibbe, Munich
        shares of                                     DM     22.600,--

   (k)  Office Products-Office Group Industrie
        Beteiligungs GmbH, Munchen
        shares of                                     DM 12.498.900,--

   (1)  Deutsche Beteiligungsgesellschaft mbH
        Frankfurt am Main
        shares of                                     DM  3.950.100,--

   (m)  Arthur Haug
        Munich
        shares of                                     DM    562.600,--

                                                           Enclosure D
                                                           -----------

                                Kapitalerhohunq
                                ---------------

  Die Gesellschafter verzichteten auf die Einhaltung aller Formen und Fristen der Einberufung zu dieser Gesellschafterversammlung und beschlieBen einstimmig mit allen Stimmen:

  a)  Das Stammkapital der Gesellschaft wird von DM 25.000.000,-- um
      DM 2.500.000,-- - zwei Millionen funfhunderttausend Deutsche Mark - auf
                          DM 27.500.000,--
      - siebenundzwanzig Millionen funfhunderttausend Deutsche Mark - erhoht.

      (S) 5 der Satzung der Gesellschaft wird demgemaBgeandert und wie folgt neu gefaBt:

                               (S) 5 Stammkapital

      Das Stammkapital betragt
                          DM 27.500.000,--
      - siebenundzwanzig Millionen funfhunderttausend Deutsche Mark -."

  b) Die Erhohung erfolgt in der Weise, daB ein neuer Geschaftsanteil mit einer Stammeinlage von DM 2.500.000,-- gebildet wird, die in Geld zu erbringen ist. Des weiteren ist ein Aufgeld von DM 3.500.000,- zu leisten.

      Zur Ubernahme der neuen Stammeinlage wird zugelassen:
             Office Products-Office Group
             Industrie Beteiligungs GmbH
             mit dem Sitz in Munchen.

                                                             Enclosure E
                                                             -----------


  The undersigned Dr. Petra Wibbe, attorney-at-law in Munich, herewith takes notice of notarial deed no. __________ , 1994 of notary public Dr. Hans Wolfsteiner, Munich, and acting on behalf of German Shareholders (as defined in the notarial deed) pursuant to the powers of attorney which have already been submitted to the notary, hereby approves all acts made on behalf of the German Shareholders.


  New York, the ________________________, 1994



  __________________________________________
  Dr. Petra Wibbe

                                                                     Enclosure F
                                                                     -----------


The undersigned Dr. Markus Fisseler, attorney-at-law in Frankfurt am Main, herewith takes notice of notarial deed no. ________, 1994 of notary public Dr. Hans Wolfsteiner, Munich, and acting on behalf of Alco Companies (as defined in the notarial deed) pursuant to the powers of attorney which have already been submitted to the notary, hereby approves all acts made on behalf of the Alco Companies.


New York, the __________, 1994




- ----------------------------------
Dr. Markus Fisseler

                                                                     Enclosure G
                                                                     -----------



                            GESELLSCHAFTERBESCHLUSS

Der unterzeichnete Rechtsanwalt Dr. Markus Fisseler, handelnd aufgrund der ihm erteilten Vollmachten vom 11.07.1994 fur die Office Products, Inc. und Office Group, Inc., Wilmington, erklart:

Die von mir vertretenen Gesellschaften sind alleinige Gesellschafter der Office Products-Office Group Industrie Beteiligungs GmbH, Munchen, welche in Abteilung B des Handelsregisters des Amtsgerichts Munchen unter Nr. 102712 eingetragen ist und ihre Geschaftsadresse c/o Arthur Andersen & Co. GmbH, NymphenburgerstraBe 1, 80335 Munchen hat (im folgenden die "Gesellschaft").

Die von mir vertretenen Gesellschaften halten hiermit unter Verzicht auf alle Formen und Fristen der Einberufung einer Gesellschafterversammlung eine Gesellschafterversammlung der Gesellschaft ab und beschlieBen was folgt:


              Der Unternehmensberater Dr. Dietmar Scheiter, Munchen, wird zum Geschaftsfuhrer der Gesellschaft bestellt.

              Er vertritt stets einzeln.



Frankfurt den,
               -----------------



Dr. Markus Fisseler
Rechtsanwalt

                                                                     Enclosure H
                                                                     -----------



                           SHAREHOLDERS' RESOLUTION

The undersigned shareholders of IMM Burotechnik Handel GmbH, Grunwald, hereby approve the sale of IMM Office Systems Denmark A/S, and IMM Office Systems France S.A., at approximately a purchase price of in total DM 18,000,000, to any affiliate of Alco Standard Corporation, namely AOP Inc. and hereby instruct the management to do all acts deemed necessary or desirable in connection therewith.


New York, the ___________, 1994



- -----------------------------------
Class-A-Shareholders



- -----------------------------------
Class-B-Shareholders

                                                           Exhibit I  to
                                                           ---------
                                                           Deed - 562/ 1994 of
                                                           Notary Dr. Hans
                                                           Wolfsteiner in Munich

                         SHARE PURCHASE AGREEMENT/OPOG
                         -----------------------------


between

    1.   Office Products, Inc.
         501 Silverside Road
         Suite 28
         Wilmington, DE 19809,
         USA

         (hereinafter being referred to as the "Seller 1")

    2.   Office Group, Inc.
         501 Silverside Road
         Suite 28
         Wilmington, DE 19809,
         USA

         (hereinafter being referred to as the "Seller 2")

         (hereinafter collectively being referred to as the Sellers)

and

         TA TRIUMPH-ADLER Aktiengesellschaft,
         Further StraBe
         Nurnberg

         (hereinafter being referred to as "TA" or the "Purchaser")

and
         the Persons set out in Attachment 1
                                ------------

         (hereinafter collectively being referred to as the "Obligors")

and

         Alco Standard Corporation
         P.O.Box 834, Valley Forge
         PA 19482,
         U S A

         (hereinafter referred to as "Alco")


                                    WHEREAS
                                    -------

The Seller 1 is a shareholder of Office Products-Office Group Industrie Beteiligungs GmbH, Munich, which is registered in sec. B of the Commercial Register of the Lower Court of Munich, folio HRB no. 102 712, and has its main business establishment at c/o Arthur Andersen & Co. GmbH, Nymphenburger StraBe 1, 80335 Munich (hereinafter being referred to as the "Company" or "OPOG").

The stated capital of the Company (hereinafter being referred to as the "Stated Capital") is DM 50,000 and is fully paid up. The Stated Capital consists of the following shares (hereinafter being referred to as the "Shares"):

       two shares in the nominal amount of DM 24,500 and two shares in the nominal amount of DM 500 each.

The Seller 1 is holding two shares of DM 24,500 and DM 500 (hereinafter collectively being referred to as the "Shares 1"). The Seller 1 is interested in divesting itself of the Shares 1. The Purchaser is interested in purchasing the Shares 1 as follows.

The Seller 2 is holding two shares of DM 24,500 and DM 500 (hereinafter being referred to as the "Shares 2"). The Seller 2 is interested in divesting itself of the Shares 2. The Purchaser is interested in purchasing the Shares 2 as follows.

The Sellers have granted shareholder loans to the Company of DM 80,000,000 and of DM 80,000,000 resulting from a loan agreement between the Company and Office Products, Inc. dated October 15, 1992 (the "Loan 1") and a loan agreement between the Company and Office Group, Inc. dated October 15, 1992 (the "Loan 2") further each of the Sellers had claims from an intercompany account balance to
        --------          -
the Company in the amount of DM 1,422,796_as of October 1, 1993 plus any additional charges made in the meantime; in an agreement dated May 18, 1994, the Sellers have waived the Loan 1 and the Loan 2, respectively at an amount of DM 79,000,000 each, subject to an improvement of the performance of the Company (cf. Art. IV of the agreement of May 18, 1994) further, in an agreement dated August, 1 1994, the Sellers have waived all their respective rights to the loans and intercompany account claims, save for a non-interest bearing portion of the intercompany account balance (liability) to each Seller of DM 406,214 each (such loans, and intercompany liability plus all other rights connected therewith all as reduced to two times DM 406,214, hereinafter collectively being referred to as the "Loans"). The Loans shall not be affected by the transaction contemplated hereby other than in accordance with Art. 5.1 below. The parties hereto expressly confirm (bestatigen) the above mentioned waivers.

The Company is an approximately 49.9 % shareholder of IMM Burotechnik Handel GmbH, Grunwald, which has a book value of approximately DM 180 million in the books of the Company, while the remaining shares will be held immediately following this transaction by the Obligors (excluding the Company); the Obligors have declared their desire, in view of very substantial disagreements among the shareholders of IMM Burotechnik

Handel GmbH regarding the business policy of IMM Burotechnik Handel GmbH, to see the Sellers disassociating themselves from their indirect participation in IMM Burotechnik Handel GmbH.

The parties therefore agree as follows:


                                   ARTICLE 1

        Sale and Assignment of Shares, Right to Profits, Effective Date
        ---------------------------------------------------------------


1. Upon the terms and conditions of this Agreement the Seller 1 herewith sells to TA the Shares 1 including all ancillary rights and assigns them to TA.

2. Upon the terms and conditions of this Agreement the Seller 2 herewith sells to TA the Shares 2 including all ancillary rights and assigns them to TA.

3.    The Purchaser accepts the relevant sales and assignments.

4. The assignment of the Shares is subject to the occurrence of the following conditions precedent:

      4.1 The receipt by the Sellers of the Cash Purchase Price in accordance with Article 2. The Sellers shall acknowledge in writing the receipt of the Purchase Price without undue delay. A copy of this receipt shall be sent to the notary for attachment to this deed.

5. Irrespective whether the assignment of the Shares herewith agreed becomes effective ad rem (dinglich) "Effective Date" within the meaning of this
                ------  --------
      Agreement shall be the date of the Closing.

6. The profits of the current fiscal year as well as the profits of previous fiscal years which have not been distributed to the shareholders (i.e. profits carried forward and profits of previous fiscal years with respect to which no resolution on the appropriation of results (Erqebnisverwendunq) has been passed)
                                       ------------------
      shall be exclusively for the account of the Purchaser. The Company has not made any distributions of dividends in its business year 1993/94. No resolutions for the distribution of dividends have been passed.

7. The Purchaser hereby consolidates (Zusammenlegung) all shares in the Company to one share of DM 50,000.


                                   ARTICLE 2

               Purchase Price, Further Undertakings of Purchaser
               -------------------------------------------------

1. The aggregate cash purchase price for the Shares (hereinafter being referred to as the "Cash Purchase Price") is DM 30,050,000 (in words:
      Deutsche Mark thirty million and fiftythousand). The Cash Purchase Price shall be paid at the Closing at the full amount of DM 30,050,000 by certified cheque (including also bank cheques).

2. A contingent payment to provide an incentive for the Sellers to give up their indirect participation in IMM Burotechnik Handel GmbH (hereinafter being referred to as the "Contingent Payment" or the "Golden Share") which shall be payable by the selling Shareholder (as hereinafter defined) shall amount to 15% of the Net Proceeds (as hereinafter defined) from any Effective Sale (as hereinafter defined).

      2.1  Net Proceeds shall mean the excess, if any, of

           2.1.1 the proceeds, in money or money's worth, from an Effective Sale over

           2.1.2 any funds or contributions of any kind (including but not limited to capital increases, capital injections, shareholder loans, payments pursuant to shareholder guarantees or other security) in money or money's worth, committed or made available by, or on behalf of, shareholders of the Company, IMM Burotechnik Handel GmbH or IMM Office Systems Holding GmbH or subsidiaries or affiliates after the signing hereof and up to the Effective Sale. The - effective - channelling through of funds or contributions through several companies by interrelated action shall count only once.

      2.2 Companies shall mean OPOG, IMM Burotechnik Handel GmbH or IMM Office Systems Holding GmbH.

      2.3 Shareholders shall mean the shareholders of the Companies (excluding DBG/Haug) at the time of conclusion of this Agreement and TA (or any of its affiliates) and Bankers Trust Company (or any of its affiliates).

      2.4. Effective Sale shall mean a commitment (Bindendes Verpflichtungsgeschaft) between the date hereof and the fifth anniversary of the Closing by (i) one of the Shareholders to sell all or part of their shares in one of the Companies to a third party not affiliated with one of the Shareholders; or (ii) one of the Companies to sell all or substantially all of their assets ("Assets") to a third party not affiliated with one of the Shareholders. A sale of the shares or Assets of one of the Companies or any part thereof by one of the Shareholders or Companies to an affiliate of one of the Shareholders ((S) 15 Aktiengesetz) shall be permissible only if the transferee assumes all obligations, if any, under this provision within 30 days after the respective sale.

      2.5 The Golden Share shall be assessed on the aggregate value of the Companies only once. Considering this, the Golden Share shall not be assessed on the proceeds for the sale of the shares or the Assets of one of the Companies as far as the Golden Share has already been directly or indirectly assessed on the value of such shares or Assets in connection with a preceeding Effective Sale.

      2.6  The Sellers will be entitled to all reasonable information concerning
           (i) the occurrence of an Effective Sale and (ii) the computation of the Net Proceeds; in particular, the Sellers will be entitled to obtain a full set of notarial and other documentation relating to an Effective Sale (including such information which is adequate for the Sellers in order to establish whether or not an Effective Sale has occurred).

           In the event that the respective seller or transferor shall fail to advise the Sellers within 60 days of an Effective Sale that such Effective Sale has occurred, the Sellers shall be entitled to a cash penalty payment of DM 5,000,000 (Deutsche Mark five million) if the respective Seller or transferor fails to provide that information. In the event of a share deal, the relevant amounts of DM 5,000,000 shall be due pro rata to the shares sold/transferred by the relevant seller/ transferor in the relevant company. The amount payable pursuant to the Golden Share shall be deducted from the penalty.

      2.7 Any of the persons obliged under the Golden Share may extinguish all of the Sellers' rights with respect to the Golden Share, at any time
           (i) but not later than at the 2nd anniversary of the Closing by making a cash payment to the Sellers of DM 15,000,000 (in words:
           Deutsche Marks fifteen million) and (ii) thereafter by making a cash payment to the Sellers of DM 20,000,000 (in words: Deutsche Marks twenty million). Any individual person obliged under the

           Golden Share may exercise its rights hereunder pro rata to the shares held by it.

      2.8 The Purchaser and the Obligors will refrain from actions the sole or primary purpose of which would be to diminish the value of the Golden Share.

3. The from time to time outstanding portion of the Purchase Price (including the Cash Purchase Price and the Contingent Payment) shall, from the due date until payment, bear interest at a rate which equals FIBOR for 3-months-deposits quoted on the due date plus 25 basis points.


                                   ARTICLE 3

                              Seller's Warranties
                              -------------------

The Sellers jointly and severally warrant to the Purchaser by way of an independent promise of guarantee that the following statements as of the Closing are true and accurate:

1. The statements in the whereas-clause of this Agreement with respect to the Sellers and the Company are complete and correct.

2.    The Company is a company with limited liability (Gesellschaft mit
                                                       ----------------
      beschrankter Haftunq) duly organized under the laws of the Federal
      --------------------
      Republic of Germany and validly existing in accordance with the excerpt of the Commercial Register and the Articles of Association filed with the Commercial Register. Save for notarial deed 1189/94 J. Kartner, Munich, there are no shareholder resolutions amending the Articles of Association which have not yet been registered in the Commercial Register nor are there any side agreements relating to the constitution and organisation of the Company.

3. The Sellers are the legal and beneficial owners of the Shares sold by them, respectively, which are free of any encumbrances or any other rights for the benefit of third parties. The Sellers have the right and the power to freely dispose of the Shares without the consent of any third party and without violation of the rights of any third party.

4. The Company is the legal and beneficial owner of the Class-B-Shares ("Stamm-B-Geschaftsanteilell", as defined in the Articles of Association of IMM Burotechnik Handel GmbH), as acquired on October 5, 1992 by notarial deed 1-1226/92 of notary public Dr. H. Wolfsteiner, Munich. Such Class-B-Shares are free of any encumbrances or any other rights for the benefit of third parties. Further, the Company has free and clear title to DM 50,000 cash on hand, deposited in a fixed account with Deutsche Bank AG, Frankfurt am Main.

5. Save for the Loans (subject to Art. 5.1) the Company has no liabilities or obligations to any person (including the Sellers and their affiliates, in particular Alco Standard Corporation, banks, tax authorities, creditors, suppliers etc.) of any kind whatsoever whether actual, contingent, present, future or otherwise, whether or not shown or to be shown on the balance sheet, which are attributable to or grounded in the time period up to the date of the Closing. All contractual arrangements with the Sellers or affiliates of the Sellers have been terminated at no costs to the Company.

6. There shall be no further warranties or guarantees whatsoever, express or implied, other than those expressly stipulated herein.

                                   ARTICLE 4

                              Legal Consequences
                              ------------------

1. If one or several of the statements which the Sellers have guaranteed pursuant to Article 3 of this Agreement should turn out not to be accurate, then the Purchaser shall have the right to demand that the Sellers create a situation within 60 days after receipt of such demand which would exist were such statements correct. If the Sellers within such period of time do not create the situation which is in accordance with this Agreement the Purchaser and the Company shall be entitled to monetary damages.

2.    Expressly excluded are any rights of the Purchaser to exchange (Wandlung)
                                                                      --------
      or reduction of Purchase Price (Minderung), damages for incorrect
                                      ---------
      representation (Schadensersatz wegen unrichtiger Zusicherung), culpa in
                      --------------------------------------------   --------
      contrahendo, voidance of this Agreement because of the lack of
      -----------
      substantial qualities (Anfechtung wegen des Fehlens einer wesentlichen
                             -------------------- --------------------------
      Eigenschaft) or recision or adjustment of this Agreement because of the
      -----------
      lack of substantial elements (Wegfall der Geschaftsgrundlage), except all
                                    ------------------------------
      as expressly otherwise provided for in this agreement.

3. Save for legal defects in title all guarantee rights of the Purchaser pursuant to this Article 4 are subject to a limitation period of three (3) years beginning with the date hereof, and shall be excluded unless raised in court prior to the expiration of such period.

4. Any claims because of non-fulfillment of the guarantees regarding taxes and other public dues (Abgaben) expire three (3) months after the final
                             -------
      assessment (Bestandskraft) of the relevant dues. There will be a netting of tax benefits and disadvantages arising from the same source of present, past and future tax periods.

5. The Purchaser shall cause the Company to permit Sellers and their advisers who are bound by professional secrecy obligations to get involved in all tax field audits of the Company for the period before the Effective Date. The Purchaser shall procure that the Company informs the Sellers about the announcement or commencement of such field audit without any undue delay, and to permit the Sellers and their advisers to attend the final tax audit meeting (SchluBbesprechung). If no agreement can be reached about the results of any such field audit, then the Purchaser shall upon request of the Sellers cause the Company to initiate legal proceedings against the respective tax assessment (Steuerbescheid) and, if necessary, conduct a
                                 --------------
      legal action in accordance with Sellers' instructions. The costs of any such legal action shall be born by the Sellers.


                                   ARTICLE 5

                                 Miscellaneous
                                 -------------

1. Alco hereby commits itself, and guarantees in that respect also the performance of all its subsidiaries and entities it controls, that (i) neither Alco or subsidiaries and entities which it controls shall assign the Loans to any other person than Alco, affiliates of Alco or entities which Alco controls; (ii) in the event that the owner of the Loans should leave the group of companies consisting of Alco, affiliates of Alco and entities which Alco controls (the "Alco Group") Alco shall make adequate arrangements so that the Loans shall always be owned by a member of the Alco Group; (iii) the Loans shall be called for payment only at the time and to the extent the Company realizes in cash or otherwise (for instance by way of setoff) the accrued potential claims for reimbursement of taxes against the German Fiscal Authorities which are presently available and which amount to DM 812,428 each. If it is finally resolved, by unappealable court ruling, that the Company is unable to realize the relevant claims, the Loans shall be waived. The Purchaser shall observe the interests of the Sellers when realizing the relevant claims. Art. 4 para 5 shall apply mutatis mutandis. Alco and the Company will arrange for an express amendment of the loan documentation in accordance with the above.

2.    The Purchaser and each of the Obligors shall be severally liable
      (Teilschuld).

3. At the Closing, the Sellers will provide the Purchaser with a resignation letter of Mr. Bill Brady as the managing director of the Company and of Mr. John Hearn as a managing director of IMM Burotechnik Handel GmbH, who shall resign at no costs to the relevant company. The Sellers will, in turn, appoint Mr. Scheiter as new managing director with sole signing power of the Company.

4. At the Closing the Sellers will provide the Purchaser with declarations of Messrs. Fisseler and Rohrer, who shall declare that they return the powers of attorney to act on behalf of (i) the Sellers and (ii) the Company.

5. This Agreement, including this provision, may only be amended by written or, if necessary, notarial instrument.

6. Should any provision of this Agreement be held wholly or in part invalid or unenforceable, the validity or enforceability of the other provisions shall not be affected thereby. The invalid or unenforceable provision shall be deemed replaced by such valid and enforceable provision which serves best the economic interests of the parties originally pursued by the invalid or unenforceable provision.

7. Any agreements made heretofore between the parties to this Agreement are superseded by the conclusion of this Agreement.

                                                                    Attachment 1
                                                                    ------------

  (a)   BUKOR Beteiligungs- und Beratungsgesellschaft mbH & Co. KG, Hameln

  (b)   Alcyon S.A. Porrentruy, Porrentruy

  (c) Dr. Petra Wibbe, Dr. Markus Trauttmansdorff-Weinsberg, Dr. Dietmar Scheiter, Dr. Hans Albrecht und Dr. Thomas Buhler, unter der Bezeichnung IBG Beteiligungsgesellschaft burgerlichen Rechts, Grunwald

  (d)   Dr. Raimund Konig, Grunwald

  (e)   Dr. Wolfgang Buhler, Furth

  (f)   Verena von Fuchs, Leoni

  (g)   Andra von Fuchs, Grunwald

  (h)   Gerda Klonne, Furth

  (i)   Alexander von Fuchs, Leoni

  (j)   Dr. Petra Wibbe, Munich

  (k)   Office Products-Office Group Industrie
        Beteiligungs GmbH, Munchen

  (l)   TA Triumph-Adler Aktiengesellschaft,
        Munchen

                                                             Exhibit II to
                                                             Deed 1-1562/1994 of
                                                             Notary Wolfsteiner
                                                             in Munich


                       SHARE PURCHASE AGREEMENT/ESKOFOT
                       --------------------------------


  between

      IMM Office Systems Holding GmbH
      ArnulfstraBe 27
      80335 Munchen

                         (hereinafter referred to as the "Seller")


  and

      AOP, Inc.
      Silverside Carr Executive Center
      501 Silverside Road
      Wilmington DE 19809

                         (hereinafter referred to as the "Purchaser")



                                    WHEREAS
                                    -------


  The Seller is the sole shareholder of IMM Office Systems Denmark A/S, a Danish stock corporation which is registered with the Danish Commerce & Companies Agency under registration no. A/S 209171 and has its main business establishment at Industrieparken 35-37, DK 2750 Ballerup, Kingdom of Denmark, (hereinafter referred to as the "Company").

  The share capital of the Company (hereinafter referred to as the "Stated Capital") is DKK 13,000,000.00 and is fully paid up. The Stated Capital consists of 13,000 shares with a nominal value of DKK 1,000 each (hereinafter referred to as the "Shares").

  The Seller has granted a subordinated loan of DKK 12,000,000 in cash (such loan and all other shareholder financing including interest as from the Effective Date, hereinafter referred to as the "Shareholder Loan") in order to improve the equity position of its subsidiary.

  The Company, in turn, is the sole shareholder of ESKOFOT Kontor Systemer A/S, a Danish stock corporation registered with the Danish Commerce & Companies Agency under registration no. A/S 61104 who has its main business establishment at Industriparken 35-37, DK 2750 Ballerup, Kingdom of Denmark (hereinafter referred to as "ESKOFOT Kontor"). ESKOFOT Kontor has a share capital of DKK 5,300,000.00 which is fully paid up.

  ESKOFOT Kontor, in turn, is the sole shareholder of ESKOFOT Leasing A/S, a Danish stock corporation registered with the Danish Commerce & Companies Agency under registration no. A/S 66042 who has its main business establishment at Industriparken 35-37, DKK 2750 Ballerup, Kingdom of Denmark (hereinafter referred to as "ESKOFOT Leasing"). ESKOFOT Leasing has a share capital of DKK 2,000,000.00 which is fully paid up.

  The Seller is interested in divesting itself of the Shares and the Shareholder Loan. The Purchaser is interested in purchasing the Shares and the Shareholder Loan.

  The parties therefore agree as follows:

                                   ARTICLE 1

 Sale and Assignment of Shares, Shareholder Loan, Right to Profits, Effective
 ----------------------------------------------------------------------------
                                     Date
                                     ----

1. Upon the terms and conditions of this Agreement the Seller herewith sells to the Purchaser the Shares including all ancillary rights and assigns them to the Purchaser. Further, the Seller hereby sells and assigns to the Purchaser the Shareholder Loan. The Purchaser accepts such sales and assignments.

2. The assignment of the Shares and the Shareholder Loan is subject to the occurrence of the following conditions precedent:

     2.1 Receipt of the Purchase Price pursuant to Article 2. The Seller shall acknowledge in writing the receipt of the Purchase Price without undue delay. A copy of this receipt shall be sent to the notary for attachment to this deed.

3. Irrespective whether the assignment of the Shares and of the Shareholder Loan herewith agreed becomes effective ad rem (dinglich) "Effective Date"
                                            -- ---  --------
     within the meaning of this Agreement shall be the date of the Closing.

4. The profits of the current fiscal year as well as the profits of previous fiscal years which have not been distributed to the shareholders (i.e. profits carried forward and profits of previous fiscal years with respect to which no resolution on the appropriation of results (Ergebnisverwendung)
                                                             ------------------
     has been passed) shall be exclusively for the account of the Purchaser. The Sellers have not caused any dividends, whether openly or concealed, for the business year 1993.

                                   ARTICLE 2

               Purchase Price, Further Undertakings of Purchaser
               -------------------------------------------------

1. The aggregate purchase price for the Shares and the Shareholder Loan (hereinafter referred to as the "Purchase Price") is DM 9.000,000 (in words: Deutsche Mark nine million).

2. The Purchase Price shall be paid by the Purchaser by certified cheque (including also bank cheque).

3. The from time to time outstanding portion of the Purchase Price shall, from the Effective Date until payment, bear interest at a rate which equals FIBOR for 3-months-deposits quoted on the Effective Date plus 25 basis points.


                                   ARTICLE 3

                              Seller's Warranties
                              -------------------

The Seller warrants to the Purchaser in the form of an independent promise of guarantee that the following statements are true and accurate as of the Closing:

1. The statements in the whereas-clause of this Agreement with respect to the Seller and the Company and its subsidiaries are complete and correct.

2. The Company and its subsidiaries are stock corporations with limited liability duly organized under the laws of the Kingdom of Denmark and validly existing in accordance with the filings with the Danish Commerce & Companies Agency register. There are no shareholder resolutions amending the Articles of Association of the Company which have not yet been registered with the Danish Commerce & Companies Agency nor are there any side agreements with the Seller or subsidiaries other than the Company and its subsidiaries relating to the constitution and organisation of the Company or its subsidiaries.


3. The Seller is the legal and beneficial owner of the Shares which are free of any encumbrances or any other rights for the benefit of third parties. The Seller has the right and the power to freely dispose of the Shares without the consent of any third party. Such disposal would not violate the right of any third party. Rights of Den Danske Bank A/S, if any, against the disposal shall not be covered by this Art. 3.3.


4. The Company is the legal and beneficial owner of the shares in ESKOFOT Kontor which are free of any encumbrances or any other rights of third parties save for a pledge in favour of Den Danske Bank A/S in connection with the financing of the operations of the pledgor. ESKOFOT Kontor, in turn, is the legal and beneficial owner of all the shares in ESKOFOT Leasing, which are free of any encumbrances or any other rights of third parties save for a pledge in favour of Den Danske Bank A/S in connection with the financing of the operations of the pledgor.


5. After December 31, 1993, the Company and its subsidiaries have been operated in the ordinary course of business; in particular, no distributions of profits (including hidden distributions) have occurred for the time period after December 31, 1993, within this framework the Company has complied with all material provisions of the law.


6. The Seller is not liable for any acts or amissions of Alco Standard Corporation's employees or nominees.

                                   ARTICLE 4

                               Legal Consequences
                               ------------------


l. If one or several of the statements for which Seller has guaranteed pursuant to Article 3 of this Agreement should turn out not to be accurate, then the Purchaser shall have the right to demand that the Seller within 60 days creates a situation which would exist were such statements correct. If Seller within such period of time does not create the situation which is in accordance with this Agreement the Purchaser shall be entitled to monetary damages.

2. With respect to the warranty of Article 3.5 the Seller's liability pursuant to Article 4.1 hereof is limited to the amount of the Purchase Price.

3. Expressly excluded are any rights of the Purchaser to exchange (Wandlung) or
                                                                   --------
   reduction of Purchase Price (Minderung), damages for incorrect representation
                                ---------
   (Schadensersatz wegen unrichtiger Zusicherung), culpa in contrahendo,
    -------------------------------- -----------   -------- -----------
   voidance of this Agreement because of the lack of substantial qualities (Anfechtung wegen des Fehlens einer wesentlichen Eigenschaft) or recession or
   --------------------- ------------- ------------------------
   adjustment of this Agreement because of the lack of substantial elements (Wegfall der Geschaftsgrundlage).
   -------- ----------------------

4. Save for legal defects in title of the Company all warranty rights of Purchaser pursuant to this Article 4 are subject to a limitation period of three (3) years beginning with the date hereof, and shall be excluded unless raised in court prior to the expiration of such period.

5. Any claims because of non-fulfillment of the warranties regarding taxes and other public dues expire three (3) months after the final assessment of the relevant dues if a warranty claim in that respect should arise under

   Article 3.5. There will be a netting of tax benefits and disadvantages of present, past and future tax periods.


6. The Purchaser shall cause the Company to permit Seller or its advisers who are bound by professional secrecy obligations to get involved in all tax field audits of the Company for the period before the Effective Date. The Purchaser shall procure that the Company informs the Seller about the announcement or commencement of such field audit without any undue delay. If no agreement can be reached about the results of any such field audit, then the Purchaser shall upon request of the Seller cause the Company to initiate legal proceedings against the respective tax assessment (Steuerbescheid) and,
                                                            --------------
   if necessary, conduct a legal action in accordance with the Seller's instructions. The cost of any such legal action shall be borne by the Seller.


                                   ARTICLE 5

                                 Miscellaneous
                                 -------------


1. The Purchaser undertakes to change the name of the Company so as to delete the term "IMM".

2. The Seller shall submit to the Purchaser resignation letters of the following persons resigning at no costs to the relevant company from the following positions:


   - Dr. Hans Albrecht (Managing Director of the Company; Board of Directors of the Company; and of ESKOFOT KONTOR)

   - Christian Franckenstein (Managing Director of the Company; Board of Directors of ESKOFOT KONTOR)

    -    Dr. Frank Tofflinger (Board of Directors of the Company; of ESKOFOT
         Leasing)

    -    Manfred Gastinger (Board of Directors of ESKOFOT LEASING).


3.  [intentionally omitted]


4. This Agreement, including this provision, may only be amended by written or, if necessary, notarial instrument.

5. Should any provision of this Agreement be held wholly or in part invalid or unenforceable, the validity or enforceability of the other parts shall not be affected thereby. The invalid or unenforceable provision shall be deemed replaced by such valid and enforceable provision which serves best the economic interest of the contract parties originally pursued by the invalid or unenforceable provision.

6. Any agreements made heretofore between the parties to this Agreement are superseded by the conclusion of this Agreement.

7. The Seller shall assist the Purchaser in any possible manner, as the Purchaser may reasonably request, in the pursuit the Purchaser's or the Company's rights, if any, against the previous owner of the Shares, Eskofot A/S, Ballerup in connection with the Stock Purchase Agreement of June 28, 1993.

8. In the event a liability of the Seller should arise pursuant to Art. 4 and, in the reasonable determination of the Seller there should be a recourse of the Company against the former seller of the shares in ESCOFOT Contor which are substantially comparable, then the Purchaser shall procure that the Company initiates, without pre-judice to the rights of the Purchaser, at the Seller's expense and in accordance with the Seller's instructions, all reasonable legal actions against the former seller in order to reduce the damages of the Purchaser.

                                                          Exhibit III to
                                                          Deed 1-1562/ 1994 of
                                                          Notary Wolfsteiner
                                                          in Munich.



                         SHARE PURCHASE AGREEMENT/STR
                         ----------------------------

  between


        IMM Office Systems Holding GmbH
        ArnulfstraBe 27
        80335 Munchen


                         (hereinafter referred to as the "Seller")


  and


        AOP, Inc.
        Silverside Carr Executive Center
        501 Silverside Road
        Wilmington DE  19809


                      (hereinafter referred to as the "Purchaser")



                                    WHEREAS
                                    -------


  The Seller is a shareholder of IMM Office Systems France S.A., a French stock corporation which is registered with the commercial register of Paris under the registration no. B 393 20 3609 and has its main business establishment at Michel Labrousse, Parc Technologique de BASSO CAMBO, Toulouse, France (hereinafter referred to as the "Company").

  The registered share capital of the Company (hereinafter referred to as the "Stated Capital") is FF 250,000.00. The

  Stated Capital consists of 2,500 shares with a nominal value of FF 100 each.

  2494 shares are being held by the Seller, while the remaining Stated Capital is being held by the following persons:


       -    Robert Collongues                      1 share of FF 100
       -    Hans Albrecht                          1 share of FF 100
       -    Hans-Ulrich Bendner                    1 share of FF 100
       -    Christian Franckenstein                1 share of FF 100
       -    Frank Tofflinger                       1 share of FF 100
       -    Petra Wibbe                            1 share of FF 100


  The share capital has been increased to FF 8,400,000 by conversion of a shareholder loan granted by the Seller to the Company of FF 8,150,000 into 81,500 shares with a nominal value of FF 100 each. Such capital increase has not yet been registered with the local extrait K-bis; however, the new shares have been validly created in accordance with all applicable provisions of French corporate law.

  The new shares have all been allotted to the Seller. Consequently, the Seller is the owner of 83,994 shares of FF 100 each (hereinafter being referred to as the "Shares"). The Shares have been fully paid up.

  The Company, in turn, is a shareholder of S.T.R. REPROGRAPHIE S.A., a French stock corporation registered with the Commercial Register of Toulouse under registration no. B 303 322 317 who has its main business establishment at 15, rue Michel Labrousse, Parc Technologique de BASSO CAMBO, Toulouse (hereinafter referred to as "STR"). STR has a share capital of 6,846 shares with a nominal value of FF 800 each, i.e. FF 5,476,800 which is fully paid up.

  The Company holds a share capital of 6,810 shares with a nominal value of FF 800 each, i.e. FF 5,448,000 in STR (hereinafter referred to as the "STR Shares").

  The remaining shares are being held either by the Company or as follows on behalf of the Company:


          -   Robert Collongues                 1   share of FF   800
          -   Seller                            1   share of FF   800
          -   Frank Tofflinger                  1   share of FF   800
          -   Petra Wibbe                       1   share of FF   800
          -   Christian Franckenstein           1   share of FF   800
          -   Hans Albrecht                     1   share of FF   800,

  and, on his own behalf: Joel Guillo 30 shares of FF 800 each.

  Mr. Guillo has offered the 30 shares in STR held by him for sale and assignment to the Company. The Company is committed to buy such shares at FF 90,000.

  The Seller is interested in divesting itself of the Shares. The Purchaser is interested in purchasing the Shares.

  The parties therefore agree as follows:


                                   ARTICLE 1

           Sale and Assignment of Shares, Right to Profits, Effective
           ----------------------------------------------------------
                                      Date
                                      ----


  1. Upon the terms and conditions of this Agreement the Seller herewith sells to the Purchaser the Shares including all ancillary rights and assigns them to the Purchaser. The Purchaser accepts such sale and assignment.

  2. The assignment of the Shares is subject to the occurrence of the following conditions precedent:

   2.1    Receipt of the Purchase Price pursuant to Article 2.
          The Seller shall acknowledge in writing the receipt of the Purchase Price without undue delay.

          A copy of this receipt shall be sent to the notary for attachment to this deed.


3. Irrespective whether the assignment of the Shares herewith agreed becomes effective ad rem (dinglich) "Effective Date" within the meaning of this
             ------  --------
   Agreement shall be the date of the Closing.

4. The profits of the current fiscal year as well as the profits of previous fiscal years which have not been distributed to the shareholders (i.e. profits carried forward and profits of previous fiscal years with respect to which no resolution on the appropriation of results (Erqebnisverwendunq) has
                                                        ------------------
   been passed) shall be exclusively for the account of the Purchaser. The Seller has not caused any dividends, whether openly or concealed, for the business years 1993 and 1994 save for a one-time dividend of FF 1.5 million.



                                   ARTICLE 2
               Purchase Price, Further Undertakings of Purchaser
               -------------------------------------------------

1. The aggregate purchase price for the Shares (hereinafter referred to as the "Purchase Price") is DM 9,000,000 (in words: Deutsche Mark nine million).

2. The Purchase Price shall be paid by the Purchaser by certified cheque including also Banque-cheque).

3. The from time to time outstanding portion of the Purchase Price shall, from the due date until payment, bear in-
    terest at a rate which equals FIBOR for 3-months-deposits quoted on the Effective Date plus 25 basis points.


                                   ARTICLE 3

                              Seller's Warranties
                              -------------------


The Seller warrants to the Purchaser in the form of an independent promise of guarantee that the following statements are true and accurate as of the
Closing:

1. The statements in the whereas-clause of this Agreement with respect to the Seller and the Company and its subsidiary are complete and correct.

2. The Company and STR are stock corporations with limited liability duly organized under the laws of the Republic of France and validly existing in accordance with the filings with the Commercial Register of Paris and Toulouse, respectively. Save for the resolution increasing the share capital of the Company to FF 8,400,000, and a further resolution moving the seat of the Company to Toulouse there are no shareholder resolutions amending the Articles of Association of the Company which have not yet been registered with the commercial register nor are there any with the seller or subsidiaries other than the Company or STR side agreements with the Seller or subsidiaries other than the Company or STR relating to the constitution and organisation of the Company or STR.

3. The Seller is the legal and beneficial owner of the Shares which are free of any encumbrances or any other rights for the benefit of third parties. The Seller has the right and the power to freely dispose of the Shares without the consent of any third party. Such disposal would not violate the right of any third party. Rights of BNP, if any, against the disposal shall not be covered by this Art. 3.3.

4. The Company is the legal and beneficial owner of the STR Shares which are free and clear of any encumbrances or any other rights of third parties. Rights of BNP, if any, relating to a pledge over the STR-Shares shall not be covered by this Art. 3.4.

5. After December 31, 1993, the Company and STR have been operated in the ordinary course of business; in particular, no distributions of profits (including hidden distributions) have occurred for the time period after December 31, 1993 save for a one-time dividend from the Company to the Seller of FF 1.5 million and a one-time dividend of STR to the Company and to the minority shareholders of FF 3.1 million; within this framework the Company and STR have complied with all material provisions of the law.



                                   ARTICLE 4

                               Legal Consequences
                               ------------------

1. If one or several of the statements for which Seller has guaranteed pursuant to Article 3 of this Agreement should turn out not to be accurate, then the Purchaser shall have the right to demand that the Seller creates within 60 days a situation which would exist were such statements correct. If Seller within such period of time does not create the situation which is in accordance with this Agreement the Purchaser shall be entitled to monetary damages.

2. With respect to the warranty of Art. 3.5 the Seller's liability pursuant to Sect. 4.1 hereof is limited to the amount of the Purchase Price.

3. Expressly excluded are any rights of the Purchaser to exchange (Wandlung) or reduction of Purchase Price (Minderung), damages for
      --------                                  ---------
     incorrect representation

    (Schadensersatz wegen unrichtiger Zusicherung), culpa in contrahendo,
     -------------------------------- -----------   -------- -----------
    voidance of this Agreement because of the lack of substantial qualities (Anfechtung wegen des Fehlens einer wesentlichen Eigenschaft) or recision or
     --------------------- ------------- ------------------------
    adjustment of this Agreement because of the lack of substantial elements (Wegfall der Geschaftsgrundlaqe).
     ------- ----------------------

4. Save for legal defects in title of the Company all warranty rights of Purchaser pursuant to this Article 4 are subject to a limitation period of three (3) years beginning with the date hereof, and shall be excluded unless raised in court prior to the expiration of such period.

5. Any claims because of non-fulfillment of the warranties regarding taxes and other public dues expire three (3) months after the final assessment of the relevant dues if a warranty claim in that respect should arise under Article
    3.5. There will be a netting of tax benefits and disadvantages of present, past and future tax periods.

6. The Purchaser shall cause the Company to permit Seller or its advisers who are bound by professional secrecy obligations to get involved in all tax field audits of the Company for the period before the Effective Date. The Purchaser shall procure that the Company informs the Seller about the announcement or commencement of such field audit without any undue delay. If no agreement can be reached about the results of any such field audit, then Purchaser shall upon request of Seller cause the Company to initiate legal proceedings against the respective tax assessment (Steuerbescheid) and, if
                                                      --------------
    necessary, conduct a legal action in accordance with Seller's instructions. The cost of any such legal action shall be borne by Seller.

                                   ARTICLE 5

                                 Miscellaneous
                                 -------------

1. The Purchaser undertakes to change the name of the Company so as to delete the term "IMM".

2. The Seller undertakes to provide the appropriate ordre de mouvement to transfer the Shares; it shall further procure that the remaining shares in the Company and the shares in STR which are not STR Shares (excluding, however, the shares held by Mr. Collongues and Mr. Guillo) will be transferred in due course to designates of the Purchaser at no costs.

    Further, the Seller shall provide the Purchaser with a letter of consent by which the Board of Directors of the Company consents to the Purchaser as a new shareholder in accordance with the Articles of Association of the Company.

3. The Seller shall submit to the Purchaser resignation letters of the following persons/institutions resigning at no costs to the relevant company from the following positions:

    -     the Seller (Conseil d'Administration of the Company)

    -     Dr. Frank Tofflinger (Conseil d'Administration of the Company, and
          STR)

    - Christian Franckenstein (Conseil d'Administration of the Company, and of STR, Directeur General of the Company)

    -     Dr. Hans Albrecht (Conseil d'Administration of STR).

4. This Agreement, including this provision, may only be amended by written or, if necessary, notarial instrument.

5. Should any provision of this Agreement be held wholly or in part invalid or unenforceable, the validity or enforceability of the other parts shall not be affected thereby. The invalid or unenforceable provision shall be deemed replaced by such valid and enforceable provision which serves best the economic interest of the contract parties originally pursued by the invalid or unenforceable provision.

6. Any agreements made heretofore between the parties to this Agreement are superseded by the conclusion of this Agreement.

7. The Seller shall assist the Purchaser in any possible manner, as the Purchaser may reasonably request, in the pursuit of the Purchaser's rights or the Company's rights, if any, against the former owners of the Shares, pursuant or in connection with, the Contrat de Cession d'Actions of December 10, 1993.

8. In the event a liability of the Seller should arise pursuant to Art. 4 and, in the reasonable determination of the Seller there should be recourse of the Company against the former seller of the shares in STR which are substantially comparable, then the Purchaser shall procure that the Company initiates, without prejudice to the rights of the Purchaser, at the Seller's expense and in accordance with the Seller's instructions, all reasonable legal actions against the former seller in order to reduce the damages of the Purchaser.

                                APPROVAL LETTER
                                ---------------

To:    The German Shareholders (as defined in the following notarial deed)


via


Notary Dr. Wolfsteiner,
Munich


The undersigned Dr. Markus Fisseler, attorney-at-law in Frankfurt am Main, herewith takes notice of notarial deed no. 1-1562, 1994 dated September 7, 1994, of notary public Dr. Hans Wolfsteiner, Munich, and acting on behalf of Alco Companies (as defined in the notarial deed) pursuant to the powers of attorney which have already been submitted to the notary, hereby approves all acts made on behalf of the Alco Companies.


New York, the 19th September, 1994



/s/ Dr. Markus Fisseler
- ---------------------------
Dr. Markus Fisseler



                                 Lon M. Singer
                       Notary Public, State of New York
                                No. 31-4994728
                         Qualified in New York County
                       Commission Expires July 29, 1995

                   Personally subscribed to before me this 19th day of September, 1994 by Dr. Markus Fisseler who personally came before me.


                                          /s/ Lon M. Singer
                                       ---------------------------------
                                         Lon M. Singer, Notary Public

                                APPROVAL LETTER
                                ---------------

To: The Alco Companies (as defined in the following notarial deeds)


via


Notary Dr . Wolfsteiner,
Munich


The undersigned Dr. Petra Wibbe, attorney-at-law in Munich, herewith takes notice of notarial deed no. 1-1562, 1994 dated September 7, 1994, of notary public Dr. Hans Wolfsteiner, Munich, and acting on behalf of German Shareholders (as defined in the notarial deed) pursuant to the powers of attorney which have already been submitted to the notary, hereby approves all acts made on behalf of the German Shareholders.



New York, the September 19, 1994
              ------------


/s/ Dr. Petra Wibbe
- --------------------------------
    Dr. Petra Wibbe


                                 Lon M. Singer
                       Notary Public, State of New York
                                No. 31-4994728
                         Qualified in New York County
                       Commission Expires July 29, 1995

                   Personally subscribed to before me this 19th day of September, 1994 by Dr. Petra Wibbe who personally came before me.


                                          /s/ Lon M. Singer
                                       ---------------------------------
                                         Lon M. Singer, Notary Public

                                APPROVAL LETTER
                                ---------------


To: The Alco Companies (as defined in the following notarial deeds)


via


Notary Dr. Wolfsteiner,
Munich


The undersigned Dr. Petra Wibbe, attorney-at-law in Munich, herewith takes notice of notarial deed no. 1-1562, 1994 dated September 7, 1994, of notary public Dr. Hans Wolfsteiner, Munich, and acting on behalf of German Shareholders (as defined in the notarial deed) pursuant to the powers of attorney which have already been submitted to the notary, hereby approves all acts made on behalf of the German Shareholders.



New York, the September 19, 1994
          ----------------


/s/ Dr. Petra Wibbe
- ------------------------
Dr. Petra Wibbe


                                 Lon M. Singer
                       Notary Public, State of New York
                                No. 31-4994728
                         Qualified in New York County
                       Commission Expires July 29, 1995

                   Personally subscribed to before me this 19th day of September, 1994 by Dr. Petra Wibbe who personally came before me.


                                          /s/ Lon M. Singer
                                       ---------------------------------
                                         Lon M. Singer, Notary Public

                                APPROVAL LETTER
                                ---------------


To: The German Shareholders (as defined in the following notarial deed)


via


Notary Dr. Wolfsteiner,
Munich



The undersigned Dr. Markus Fisseler, attorney-at-law in Frankfurt am Main, herewith takes notice of notarial deed no. 1-1562, 1994 dated September 7, 1994, of notary public Dr. Hans Wolfsteiner, Munich, and acting on behalf of Alco Companies (as defined in the notarial deed) pursuant to the powers of attorney which have already been submitted to the notary, hereby approves all acts made on behalf of the Alco Companies.



New York, the 19th September, 1994


/s/ Dr. Markus Fisseler
- -------------------------
Dr. Markus Fisseler


                                 Lon M. Singer
                       Notary Public, State of New York
                                No. 31-4994728
                         Qualified in New York County
                       Commission Expires July 29, 1995

                   Personally subscribed to before me this 19th day of September, 1994 by Dr. Markus Fisseler who personally came before me.


                                          /s/ Lon M. Singer
                                       ---------------------------------
                                         Lon M. Singer, Notary Public

                                                              VOLLMACHT


Der/die Unterzelchnele

bevollmachtigl hiermit jeaen der loicenden Vollmachtnehmer

                          Dr. Petra Wibbe, Munchen.

                          Reinhard Pollath, Berlin.


den Vollmachtgeber zu vertreten.


 1. beim AbschlurB von und anderen Handlungen im Zusammenhang mit allen Vertragen mit oder Erklarungen gegenuber Alco Standard Corporation und deren verbundenen Unternehmen und Tochtergesellschaften einschlieBlich Offlice Products - Office Group Industrie Beteiligungs GmbH. Office Products. Inc., Office Group, Inc. und AOP, Inc. (alle zusammen und je einzeln "Alco") im Zusammenhang mit der VerauBerung durch Alco von einigen oder allen Anteilen an der Office Products - Office Group Industrie Beteiligungs GmbH sowie der VerautBerung durch die IMM
     Office Systems Holding GmbH von einigen oder allen Anteilen an der IMM Denmark A/S und der IMM Office Systems France S.A. einschlieBlich aller etwaigen anderen erforderlichen oder zweckmaBigen Vertrage Erklarungen und MaBnahmen im Zusammenhang damit,

 2. bei der Ausubung aller Slimm- und anderer Gesellschafterrechte jeder Art des Vollmachtgebers an der IMM Burolechnik Handel GmbH und oder der Office Products-Office Group Industrie Beteiligungs GmbH (einschlieBlich Anderung von Gesellschattsvertragen. Bestellung und Abberufung von Geschattsfuhrern und AbschluB. Anderung und Beendigung von Anstellungsvertragen mit diesen).

 3. bei allen Anmeldungen zur Registrierung beim Handelsregister, Anzeigen/Anmeldungen beim Bundeskartellamt, Erklarungen gegenuber sonstigen staatlichen Stellen und anderen und

 4. bei der Entgegennahme von Erklarungen und Unterlagen und beim treuhanderischen Empfang von Geld im Zusammenhang damit.

Diese Vollmacht ist so umtassend wie rechtlich moglich auszulegen um die Erreichung der Zwecke der oben genannten Geschafte zu erleichtern oder zu bewirken.

Jeder Vollmachtnehmer kann den Vollmachtgeber in den vorstehenden Geschaften vertreten undgleichzeitig in demselben Geschaft im eigenen Namen und auf eigene Rechnung oder im Namen und auf Rechnung anderer Vollmachtgeber handeln (Befreiung von (S) 181 BGB). Der Vollmachtnehmer kann seine Befugnisse unter dieser Vollmacht auf einen oder mehrere andere als Unterbevollmachtigte ubertragen.



- ---------------, den ------------- 1994


/s/ [SIGNITURE TO COME]^^^^^^^^^^^^
- ------------------------------------
 Vollmachtgeber


(notarielle Beglaubigung)